Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-207705 on Form S-3 and Registration Statement Nos. 333-196007, 333-201048, 333-202830, 333-204770, 333-204771, and 333-209997 on Form S-8 of our report dated March 13, 2017, relating to the financial statements of SCYNEXIS, Inc., appearing in this Annual Report on Form 10-K of SCYNEXIS, Inc., for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
March 13, 2017